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                                   Exhibit 4.3
                           Form of Rights Certificate

RIGHTS                          NUMBER OF RIGHTS            CUSIP NO. __________
CERTIFICATE NO.

                       RIGHTS CERTIFICATE FOR COMMON STOCK

     VOID AND VALUELESS IF NOT RECEIVED BY SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M. CHICAGO TIME ON OCTOBER 13, 1994.

SUBSCRIPTION PRICE:  $2.375 for each share of Common Stock

EXPIRATION TIME:  5:00 p.m., Chicago Time on October 13, 1994


     The registered holder named below or assigns is entitled to subscribe for shares of Common stock, par value $.01 per share, of Grubb & Ellis Company upon the terms and conditions set forth in the Prospectus, dated September ___, 1994, and the instructions relating thereto. All capitalized terms used herein have the same meaning as are given to them in the Prospectus, which is available from the Subscription Agent.

     One Right and $2.375 are needed to subscribe for one share of Common Stock.

                    GRUBB & ELLIS COMPANY

                    By ________________________________________________________
                              Chief Executive Officer


                    THE SUBSCRIPTION AGENT IS HARRIS TRUST COMPANY OF CALIFORNIA
                                  c/o Harris Trust and Savings Bank
                              P.O. Box 830, Chicago, Illinois 60690-0830
                                       Telephone (312) 461-3324

     THIS OFFERING MAY BE WITHDRAWN UNDER CERTAIN CIRCUMSTANCES. Subscribers are advised to review the instructions and the prospectus, copies of which are available from the Subscription Agent, before subscribing for shares of Common Stock.

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                              GRUBB & ELLIS COMPANY
                                  EXERCISE FORM


1. If you DO NOT INTEND TO EXERCISE YOUR RIGHTS to purchase additional shares of Grubb & Ellis Company common stock, do NOT complete this form and you do not need to take any further action.

2. If you DO INTEND TO EXERCISE YOUR RIGHTS to purchase additional shares of Grubb & Ellis Company common stock:
     -  Complete the information on this form.
     -  Sign and date the form.
     - Return this form and your payment in the amount shown as "Total Due" using the enclosed reply envelope. Additional payment may be required and any excess payment will be refunded. Payment of the Subscription Price must be made for the full number of shares of Common Stock being subscribed for (a) in U.S. dollars by check of postal, telegraphic or express money order payable to Harris Trust Company of California, as Subscription Agent or (b) by wire transfer of funds in U.S. dollars to the account maintained by the Subscription Agent for such purpose at Harris Trust & Savings Bank, ABA No. 071000288; Account No. 1092113; Account Name: Harris Trust Shareholder Services.

  THIS RIGHTS OFFERING EXPIRES At 5:00 P.M., CHICAGO TIME, ON OCTOBER 13, 1994
            UNLESS EXTENDED AND THIS EXERCISE FORM IS VOID THEREAFTER
    _________________________________________________________________________
FORM 1 - SUBSCRIPTION

/ / I hereby irrevocably subscribe for the number of Shares indicated below upon the terms and conditions specified in the Prospectus related hereto.

Basic Subscription Privilege

                              x    $2.375              =       $
                                   ---------
               Number of           Subscription        Amount Due
               Shares*             Price

Over-Subscription Privilege (optional)

                              x    $2.375              =       $
                                   ---------
               Number of           Subscription        Amount Due
               Shares*             Price

   TOTAL PAYMENT REQUIRED  =                           $
                                                       Total Due

* This number is not to exceed the number of common shares noted in "#2" of the reverse side of this form.

Agreement and Signature

   I hereby irrevocably subscribe for the number of shares indicated above upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

                                             Signature guaranteed by:

Dated:                   , 1993.


                                             (See Instruction as to
                                              Signature Guarantee)

Please date and sign exactly as your name appears on the reverse side of this Exercise Form. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please provide your daytime telephone number.______________________________________________________

QUESTIONS REGARDING THE EXERCISE FORM SHOULD BE DIRECTED TO THE INFORMATION AGENT, MORROW & CO., INC.

                          Call collect: (212) 741-5511


FORM 2 - DELIVERY INSTRUCTIONS: Address for delivery of stock if other than shown on reverse hereof:

                       _______________________________________________________
                       _______________________________________________________